UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2021

MOBIQUITY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-51160	11-3427886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

35 Torrington Lane Shoreham, New York	11786
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 246-9422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Common Stock, $0.0001 par value per share; Common Stock Purchase Warrants.

Item 1.01     Entry into a Material Definitive Agreement.

On December 8, 2021, Mobiquity Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the Spartan Capital Securities, LLC (“Spartan”) and Revere Securities LLC (together with Spartan, the “Underwriters”, or each an “Underwriter”) for whom Spartan acted as representative relating to the public offering of 2,481,928 units, each unit comprised of one share of the Company’s Common Stock (the “Shares”) and a warrant to purchase one share of the Company’s Common Stock (the “Warrants”) at a public offering price of $4.15 per unit. The Warrants have an exercise price of $4.98 per share, subject to customary adjustments for stock splits, stock dividends, reclassifications and the like. The Company also granted the Underwriters a 30-day option to purchase up to an additional 372,289 Shares and 372,289 Warrants to cover over-allotments, if any.

The net proceeds to the Company from the sale of the Shares and Warrants, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company, were approximately $9,326,000. The offering closed on December 13, 2021. The over-allotment has not been exercised and the Company cannot assure as to whether the Underwriters will exercise all or any part of the over-allotment option.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Shares and Warrants are being offered and sold by the Company pursuant to a prospectus dated December 8, 2021 filed with the Securities and Exchange Commission (the “SEC”) on December 10, 2021 (the “Offering Prospectus”), which is part of the Company’s effective registration statement on Form S-1 (File No. 333-260364) filed with the SEC on October 19, 2021 and amended pursuant to pre-effective amendments thereafter prior to effectiveness (the “Registration Statement”).

Additionally, the Registration Statement includes 281,250 Shares being offered and sold by selling stockholders who are unaffiliated with the Company pursuant to a prospectus dated December 8, 2021 filed with the SEC on December 13, 2021, which is part of the Company’s Registration Statement.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As disclosed in the Registration Statement, Sean Trepeta advised the Company that he was resigning as a director of the Company effective the date our shares and warrants became approved for listing on the Nasdaq Capital Market to accommodate the Company’s restructure of the Board of Directors to include five directors, three of whom are independent. Our listing on the Nasdaq Capital Market was approved on December 8, 2021 when our Registration Statement referred to in Item 1.01 was declared effective, and Mr. Trepeta’s resignation took effect on that day. Mr. Trepeta continues in his position as Secretary of the Company, and as President of the Company’s wholly-owned subsidiary, Mobiquity Technologies, Inc.

Effective with the approval of the listing of our securities on the Nasdaq Capital Market on DEcember 8, 2021, we fixed the size of our Board of Directors at five directors and appointed the following three independent directors to fill the vacancies on the board resulting from the expansion of the board size and Mr. Trepeta’s resignation as a director:

Name	Age
Peter L. Zurkow	68
Michael A. Wright	59
Anthony Iacovone	48

In considering the director independence of each of these individuals, our board of directors determined that each of them has no relationship which, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of them was independent under the Nasdaq listing rules.

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Business Experience of the Appointed Directors

Peter L. Zurkow. Mr. Zurkow serves as a consultant to Sustainability Industries since 2019. From 2014 to 2019, he worked at Perpetual Recycling Solutions LLC where he served as the Chief Executive Officer and the head of sales and raw materials procurement. From 2011 to 2013, Mr. Zurkow worked at Britton Hill Capital where he served as Managing Director and Head of Corporate Finance. From 2010 to 2012, Mr. Zurkow worked at Advanced Brain Technologies where he served as Acting EVP and Director of Finance and Business Development. Prior to that Mr. Zurkow worked in management positions in investment banking, fixed income and asset management as various securities firms and funds. Mr. Zurkow brings knowledge and experience in corporate finance, financial matters, and investments, with a background in law. His experience will help the Company with its corporate financing strategies and financial matters. Mr. Zurkow is a graduate of Harvard College, with an A.B., cum laude, in 1975 and a graduate of Syracuse University College of Law, with a J.D., magna cum laude, in 1978. From 2012 to 2014, Mr. Zurkow served as a director and member of the audit committee for National Holdings Corporation, a public company until it was acquired by Fortress Biotech. From 1992 through 2005 Mr. Zurkow served a Director (and Chairman of the Board from 1999 to 2002) of Penn Traffic, a public company until it acquired by Giant Eagle and Tops Markets. From 1996 to 1998 he served as a Director of Streamline, Inc., a former public company. From 1994 through 1996 Mr. Zurkow served as a Director and representative of majority investor for Kash n’ Karry Supermarkets, then a public company.

Peter Zurkow serves on our Audit Committee as Chairperson. The board of directors has determined that Mr. Zurkow qualifies as an “audit committee financial expert” under the rules adopted by the SEC and the Sarbanes Oxley Act. He also serves on our Compensation Committee, and Nominating and Corporate Governance Committee.

Michael A. Wright. Mr. Wright works at Seiden Krieger Associates, where he has served as an Executive Vice President and the head of Human Resources and Diversity Practice since 2018. From 2009 to 2019, Mr. Wright worked at Covanta Holding Corporation where he served as Chief Human Resources Officer. From 1984 to 2008, Mr. Wright worked at the Atria family of companies (Kraft and Philip Morris) where he served in various roles including Vice President of Human Resources and HR Technology. Mr. Wright brings knowledge and experience in human resources, human resources technology and diversity. Mr. Wright is a graduate of North Carolina State University, with a B.S. in 1984, and a graduate of Columbia University with a MBA in 1996. Mr. Wright currently serves as the Chair of the HR/Legal committee and Vice Chair of the Board of Directors of the YMCA of Greater Monmouth County. He is also a member of the Board of Trustees and President of the Advisory Council for Lunch Break.

Michael Wright serves on our Compensation Committee as Chairperson. He also serves on our Audit Committee, and Nominating and Corporate Governance Committee.

Anthony Iacovone. Mr. Iacovone is currently the Co-Founder and, since 2018, has served as the Chief Executive Officer of BioSymetrics, Inc. and Barometric Inc. From 2010 to 2018, Mr. Iacovone worked at AdTheorent/Ad Tech where he served as the Chief Executive Officer. Mr. Iacovone brings knowledge and experience in the technology and advertising industries. His experience will help the Company with its business development strategies. Mr. Iacovone serves as an advisory board member of Accelerate NY Biotech Seed Fund, BrandVerge, Commerce Signals, EVZDRP, PainQX, Prospect Dugout, Targagenix and Wylie. As an advisory board member Mr. Iacovone provides counsel on business and advertising technology industry issues. He is also the founder of the Beautiful Lives Project, a not-for-profit organization that brings sports and leisure accessibility to disabled individuals throughout the United States. He previously served as a director of Mobiquity from January 2019 to May 2019, when he stepped down to for personal reasons and he has now agreed to rejoin our board of directors.

Anthony Iacovone serves on our Nominating and Corporate Governance Committee as Chairperson. He also serves on our Audit Committee and Compensation Committee.

There are no arrangements under which any of the above directors were appointed and there are no related party transactions between the Company and any of these directors. Additionally, there are no compensation arrangements between the Company and any of these directors; however upon there appointment they were each granted options to purchase 25,000 shares of common stock at an exercise price of $4.565 per share (being 110%) of the price of the units to the public in our offering under the Offering Prospectus described under Item 1.01 above), exercisable commencing 61 days after grant through December 8, 2031.

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Item 7.01   Regulation FD Disclosure

On December 9, 2021, the Company issued a press release announcing the offering referred to in Item 1.01 and the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 13, 2021 the Company issued a press release announcing the closing of the offering referred to in Item 1.01. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company is furnishing the information in this Item 7.01 and in Exhibits 99.1 and 99.2 to comply with Regulation FD. Such information, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 8, 2021, by and among the Company and Spartan as the representative of the Underwriters
99.1	Press Release dated December 9, 2021
99.2	Press Release dated December 13, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 14, 2021	MOBIQUITY TECHNOLOGIES, INC.

By:   /s/ Dean L. Julia

Dean L. Julia, Chief Executive Officer

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